Exhibit 107.1

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Ducommun Incorporated

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregated Offering Price (3)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock, par value $0.01 per share	415(a)(6)	—		—			S-3	333-234808	12-05-19	—

Carry Forward Securities	Equity	Preferred Stock, par value $0.01 per share	415(a)(6)	—		—			S-3	333-234808	12-05-19	—

Carry Forward Securities	Debt	Debt Securities	415(a)(6)	—		—			S-3	333-234808	12-05-19	—

Carry Forward Securities	Other	Depositary Shares	415(a)(6)	—		—			S-3	333-234808	12-05-19	—

Carry Forward Securities	Other	Warrants	415(a)(6)	—		—			S-3	333-234808	12-05-19	—

Carry Forward Securities	Other	Stock Purchase Contracts	415(a)(6)	—		—			S-3	333-234808	12-05-19	—

Carry Forward Securities	Other	Stock Purchase Units	415(a)(6)	—		—			S-3	333-234808	12-05-19	—

Carry Forward Securities	Other	Units	415(a)(6)	—		—			S-3	333-234808	12-05-19	—

Carry Forward Securities	Unallocated (Universal) Shelf	—	415(a)(6)	—		$300,000,000			S-3	333-234808	12-05-19	$38,940(4)

	Total Offering Amounts					$300,000,000		—

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$0

(1)

We are registering an indeterminate aggregate principal amount and number of securities of each identified class of securities up to a maximum aggregate offering price of $300,000,000, which may be offered from time to time in unspecified numbers and at indeterminate prices, and as may be issued upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including under any applicable anti-dilution provisions. Separate consideration may or may not be received for any securities so issued upon conversion, redemption, repurchase, exchange or exercise. Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, this registration statement also covers an indeterminate number of securities that may become issuable as a result of stock splits, stock dividends or similar transactions relating to the securities registered hereunder.

(2)

The proposed maximum offering price per unit is not specified as to each class of securities to be registered. The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with, and at the time of, the issuance of securities registered hereunder.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

(4)

The Registrant previously paid a filing fee of $38,940 in connection with the registration of $300,000,000 in aggregate offering price of securities pursuant to the registration statement on Form S-3 (File Number 333-234808) filed on November 21, 2019, of which $300,000,000 remains unsold (the “Unsold Securities”). The Registrant expects to carry forward to this registration statement the Unsold Securities pursuant to Rule 415(a)(6) under the Securities Act of 1933.